UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2009
PACIFIC OFFICE PROPERTIES TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-9900	86-0602478

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

233 Wilshire Blvd.
Suite 830
Santa Monica, California	90401

(Address of principal executive offices)	(Zip Code)
(310) 395-2083
(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On March 3, 2009, Pacific Office Properties Trust, Inc., a Maryland Corporation (the “Company”), with Pacific Office Properties, L.P. and Pacific Office Management, Inc., executed an Amended and Restated Advisory Agreement (the “Amended Agreement”) to amend certain fee provisions in the original Advisory Agreement (the “Original Agreement”).
     The Original Agreement, dated as of March 19, 2008, required that a termination fee of $1,000,000 be paid to Pacific Office Management, Inc. (the “Advisor”) for any termination of the Original Agreement other than for cause. The Amended Agreement removes the requirement that a termination fee be paid for any termination without cause, and requires that an internalization fee of $1,000,000 be paid to the Advisor if the Company terminates the Amended Agreement in order to internalize its management and become self-managed.
     A copy of the Amended Agreement is furnished as Exhibit 10.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P., and Pacific Office Management, Inc., dated March 3, 2009

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By: Name:	/s/ James M. Kasim James M. Kasim
Title:	Chief Financial Officer
Dated: March 9, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement among Pacific Office Properties Trust, Inc., Pacific Office Properties, L.P., and Pacific Office Management, Inc., dated March 3, 2009